Exhibit 99.1

Winland Electronics, Inc. Agrees to Sell its Electronic Manufacturing Services (EMS) Business Unit to Nortech Systems, Incorporated

Mankato, Minn. / November 15, 2010 - Winland Electronics, Inc. (AMEX: WEX), a leading designer and manufacturer of custom electronic control products and systems, today announced that it has entered into a definitive agreement to sell its Electronic Manufacturing Services (EMS) business unit to Nortech Systems, Incorporated, an unrelated third party, for a cash consideration, an inventory consumption obligation by Nortech, plus the assumption of substantially all of the liabilities of Winland’s Electronic Manufacturing Services (EMS) business unit.

The transaction, which has been approved by the Winland’s Board of Directors, is subject to further approval by Winland’s shareholders, Nortech's bank and is expected to close during the first quarter of 2011.

Winland will continue as a public company after the consummation of the sale and run its current proprietary products business unit.

“The sale of our Electronic Manufacturing Services business unit allows us to maximize shareholder value,” said Thomas J. de Petra, Chief Executive Officer of Winland.  “The proceeds from this sale will be used to satisfy existing contractual, banking and employee contracts, as well as give us enough capital to move forward with our proprietary products business unit.”

“We believe that this transaction is a good opportunity for our shareholders to recognize a value, as well providing our current customers with excellent ongoing service.  Nortech is a solid and established company that will help foster and grow the ongoing relationships that we have developed with our customers.” said Mr. de Petra.

Lincoln International LLC served as financial advisor to Winland on this transaction.

About Nortech Systems Incorporated

Nortech Systems Incorporated (www.nortechsys.com), based in Wayzata, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies, and higher-level complete box build assemblies for a wide range of industries. Markets served include industrial equipment, aerospace/defense and medical. Nortech has manufacturing capabilities and operating partners in the U.S., Asia and Latin America. Nortech Systems Incorporated is traded on the NASDAQ Stock Market under the symbol NSYS.

About Winland Electronics

Winland Electronics, Inc. (www.winland.com), an electronic manufacturing services (EMS) company, designs and manufactures custom electronic controls and assemblies primarily for original equipment manufacturer (“OEM”) customers, providing services from early concept studies through complete product realization. Markets served primarily include medical, industrial, transportation and scientific instrumentation.  In addition, the company designs and markets a proprietary line of environmental monitoring products to the security industry. These products monitor and detect critical environmental changes, such as changes in temperature or humidity, water leakage and power failures.  Headquartered in Mankato, MN, Winland trades on the NYSE Amex Exchange under the symbol WEX.

CONTACT:	Brian Lawrence	Jan Drymon
	Winland Electronics, Inc.	The Carideo Group, Inc.
	(507) 625-7231	(612) 317-2881
jan@carideogroup.com

Cautionary Statements

Statements in this press release regarding the Winland's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties.  Winland wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.  To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties.

Certain of these risks and uncertainties will be described in greater detail in Winland's filings with the Securities and Exchange Commission.  Winland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.